UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016 (January 21, 2016)

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 21, 2016, Inland Real Estate Income Trust, Inc. entered into an amendment to its credit agreement with KeyBank National Association, individually and as administrative agent, KeyBanc Capital Markets Inc., as lead arranger, and certain other lenders named therein (as amended, the “Credit Agreement”) to, among other matters: (i) increase the aggregate commitment under the Credit Agreement by $10.0 million to $110.0 million; (ii) admit Fifth Third Bank as a new lender under the Credit Agreement; and (iii) reduce the commitments of the existing lenders by a portion of the commitment of the new lender.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the amendment to the Credit Agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment Regarding Increase, dated as of January 21, 2016, by and among Inland Real Estate Income Trust, Inc., as borrower, KeyBank National Association, individually and as administrative agent, PNC Bank National Association, as a lender, and Fifth Third Bank, as a new lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	January 22, 2016	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Regarding Increase, dated as of January 21, 2016, by and among Inland Real Estate Income Trust, Inc., as borrower, KeyBank National Association, individually and as administrative agent, PNC Bank National Association, as a lender, and Fifth Third Bank, as a new lender